EXHIBIT 99.1

NEWS RELEASE for July 14, 2016 at 06:00 AM ET

GENTHERM ANNOUNCES ESTABLISHMENT OF GENTHERM TECHNOLOGIES APPOINTS DARREN SCHUMACHER AS PRESIDENT OF GENTHERM TECHNOLOGIES

NORTHVILLE, Mich., July 14, 2016 -- Gentherm Incorporated (NASDAQ-GS: THRM), the global market leader and a developer of innovative thermal management technologies, announced today that it has appointed Darren A. Schumacher, Ph.D., to the newly-created position of President, Gentherm Technologies, effective immediately.  Schumacher will continue to report directly to President and CEO Daniel R. Coker.

In this role, Schumacher will continue to lead all of the Company's research and product development activities. As President of Gentherm Technologies, Darren will now also oversee Gentherm’s non-automotive subsidiaries including the newly acquired CSZ and Gentherm Global Power Technologies (GPT).  He will also lead new and developing product categories for Gentherm including Battery Thermal Management (BTM), Battery Management Systems (BMS), Electronics Business Unit, Aviation and consumer products.

"Darren will provide great leadership and direction for continued growth and success with opportunities that exist in these emerging markets," said Coker.  "As we’ve grown and our mission has evolved, we have gone from a thermoelectric company to a thermal technology company.  This management structure ensures we position ourselves for the next phase of our company story.”

Before joining Gentherm in 2013 as Vice President of Product Development, Schumacher worked in a series of high-level, executive positions at Bosch, SPX and Eaton.  He is a graduate of the University of Michigan with a Ph.D., MSE and BSE in Aerospace Engineering.  Darren also has an MBA from Regis University.

"Darren has played a critical role in helping create an environment of innovation which has led to the many successful new product initiatives we are pursuing today. We fully expect this momentum to continue as we transition to the commercialization phase and focus our management team on these opportunities,” said Coker.

About Gentherm

Gentherm (NASDAQ-GS: THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications.  Automotive products include actively heated and cooled seat systems and cup holders, heated and ventilated seat systems, thermal storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices.  Non-automotive products include remote power generation systems, heated and cooled furniture, patient temperature management systems, industrial environmental test chambers and related product testing services and other consumer and industrial temperature control applications.  The Company's advanced technology team is developing more efficient materials for thermoelectrics and new systems for waste heat recovery and electrical power generation.  Gentherm has over ten thousand employees in facilities in the U.S., Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, Ukraine and Vietnam.

For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events.  The forward-looking statements included in this press release are made as of the date hereof or as of the date specified and are based on management's current expectations and beliefs.  Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company's actual performance to differ materially from that described in or indicated by the forward looking statements. Those risks include, but are not limited to, risks that new competitors may arise, new technologies may emerge, the Company’s intellectual property rights may be challenged or invalidated and other adverse conditions in the industry in which the Company operates may negatively affect its results. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company's annual report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:    DresnerAllenCaron

Mike Mason (investors)

mmason@dresnerallencaron.com

(212) 691-8087

Rene Caron (investors)

rcaron@dresnerallencaron.com

Len Hall (media)

lhall@dresnerallencaron.com

(949) 474-4300

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